In connection with its annual meeting of stockholders to be held July 15, 2004, Beta Oil & Gas, Inc. issued the following press release on June 23, 2004.

Beta Oil & Gas, Inc. Announces Annual Meeting Date and Proposed Name and Ticker Symbol Changes

FOR IMMEDIATE RELEASE—June 23, 2004

Houston, Texas—June 23, 2004—Beta Oil & Gas, Inc. ("Company") (NASDAQ:BETAD) announced today the scheduling of the annual meeting of its stockholders. The meeting will be held at 1100 Louisiana, Suite 4400, Houston, Texas on Thursday, July 15, 2004 at 10:00 a.m. Among other items, Company stockholders will be asked to vote to elect seven directors, to reincorporate the Company in the state of Delaware as Petrohawk Energy Corporation, to eliminate cumulative voting for the election of directors and to adopt a classified board of directors. The proposals are described more fully in a definitive proxy statement which was filed with the Securities and Exchange Commission ("SEC") on June 23, 2004. The record date for the holders of the Company's common and preferred stock entitled to vote at the annual meeting is May 28, 2004. The mailing of the definitive proxy statement, along with a proxy card and the Company's annual report on Form 10-K/A, to the holders of Company common and preferred stock commenced on or about June 23, 2004. Petrohawk Energy, LLC, the holder of approximately 54% of the voting power of all of the Company's outstanding stock, has indicated it intends to vote its shares in favor of all items presented for approval in the definitive proxy, at the annual meeting.

In connection with the Company's previously announced reverse stock split, on May 26, 2004, the Company's common stock began trading under the ticker symbol "BETAD" and the Company's stock will continue to trade under the symbol "BETAD" through the close of business today, June 23, 2004. Beginning tomorrow, Thursday, June 24, 2004, the Company's ticker symbol will revert to "BETA". If the stockholders approval is obtained, the Company's name is expected to be changed to Petrohawk Energy Corporation and it is expected that the Company's ticker symbol will be changed to "HAWK".

The Company, its directors, officers and certain members of its management and employees may be considered "participants" in the solicitation of proxies from the Company's stockholders in connection with the proposals described herein and in the definitive proxy statement. Information regarding the identity of the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of Company stockholders in connection with the items to be voted on at the annual meeting, and their interests in the solicitation, are set forth in the Company's definitive proxy statement on Schedule 14A filed with the SEC on June 23, 2004. The Company's stockholders are urged to carefully review the proxy statement, the proxy card, the Company's annual report on the Form 10K/A, and other documents relating to the proposals that may be filed by the Company with the SEC when they become available because these documents may contain important information relating to the proposals. The Company's stockholders may obtain a free copy of these documents, and other documents filed by the Company with the SEC, at the SEC's website at www.sec.gov, or by contacting Shane M. Bayless at 832.204.2727. BETA OIL & GAS, INC. STOCKHOLDERS SHOULD CAREFULLY READ THE PROXY STATEMENT AND OTHER MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING A DECISION CONCERNING THEIR VOTE ON THESE PROPOSALS.

Beta Oil & Gas, Inc. is an independent energy company engaged in the production, exploitation, exploration and development of oil and gas properties. For more information please contact Shane M. Bayless at 832.204.2727 or sbayless@petrohawk.com.

Forward-Looking Statements:    This release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, that address the future direction, management and control of the Company, capital expenditures, and events or developments that the Company expects or believes are forward-looking statements. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include oil and gas prices, exploitation and exploration successes, continued availability of capital and financing, and general economic, market or business conditions. These risks are presented in detail in our filings with the Securities and Exchange Commission. The Company has no obligation to update the statements contained in this release or to take action that is described herein or otherwise presently planned.